Exhibit 99.2

MUTUALFIRST FINANCIAL, INC. 110 E. CHARLES STREET MUNCIE, IN 47305

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MUTUALFIRST FINANCIAL, INC.

The Board of Directors recommends you vote FOR each of the following proposals, each as further described in the accompanying proxy statement/prospectus:
				For	Against	Abstain

1. A proposal (the “merger proposal”) to approve the Agreement and Plan of Merger, dated as of October 29, 2019, by and between Northwest Bancshares, Inc. and MutualFirst Financial, Inc., pursuant to which MutualFirst Financial, Inc. will merge with and into Northwest Bancshares, Inc.

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2.  A proposal to approve, on a non-binding, advisory basis, the compensation to be paid to MutualFirst Financial’s named executive officers that is based on or otherwise relates to the merger (the “Merger-Related Compensation”).

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3. A proposal to approve one or more adjournments of the meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal or to approve the Merger-Related Executive Compensation.

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NOTE: The undersigned acknowledges receipt from MutualFirst Financial, Inc. prior to the execution of this proxy, of a proxy statement/prospectus for the Special Meeting. In their discretion, the proxies are authorized to vote on any other business that may come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement/Prospectus is available at www.proxyvote.com.

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MUTUALFIRST FINANCIAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS –             , 20

The undersigned hereby appoints the members of the Board of Directors of MutualFirst Financial, Inc. and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the Special Meeting, all the shares of MutualFirst Financial, Inc. common stock held of record by the undersigned at the close of business on             , 20    , at the Special Meeting of Stockholders, to be held on             , 20    , and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote “FOR” proposals 1, 2, AND 3..

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY INSTEAD VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of MutualFirst Financial, Inc. on or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy or a later- dated proxy relating to the same shares of MutualFirst Financial, Inc. common stock, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

Continued and to be signed on reverse side